Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO SECOND LIEN
LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT TO SECOND LIEN LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of July 22, 2015, among Cross Country Healthcare, Inc., a Delaware corporation (the "Borrower"), the Guarantors listed on the signature pages hereto, the Lenders identified on the signature pages hereto and BSP Agency, LLC, a Delaware limited liability company, as agent for the Lenders (together with its successors and permitted assigns in those capacities, the "Agent").

RECITALS:

WHEREAS, the Borrower, the Guarantors, the Lenders, and the Agent are parties to that certain Second Lien Loan and Security Agreement, dated as of June 30, 2014, as amended by that First Amendment to Second Lien Loan and Security Agreement dated as of January 21, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement" and, as amended by Section 2 of the Amendment, the "Amended Credit Agreement"); and

WHEREAS, as contemplated by Section 14.1 of the Credit Agreement, the Borrower has requested that the Lenders amend certain terms of the Credit Agreement as hereinafter provided, and the Lenders party hereto have agreed to amend the Credit Agreement subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 3 hereof.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms.  Except as otherwise defined in this Amendment, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Section 2. Amendments to the Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 hereof, effective as of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

(a)   Section 1.1 Definitions.  is hereby amended by amending and restating the definition of "Applicable Margin" in its entirety to read as follows:

""Applicable Margin" means the applicable percentage per annum set forth in the table below, based upon the Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 10.1.2(c):

Pricing Level	Total Net Leverage Ratio	Applicable Margin
I	Less than 2.50:1.00	4.75%
II	Greater than or equal to 2.50:1.00 but less than or equal to 3.25:1.00	5.25%
III	Greater than 3.25:1.00 but less than or equal to 4:00:1.00	5.75%
IV	Greater than 4.00:1.00	6.50%

Any increase or decrease in interest rates resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 10.1.2(c).

Notwithstanding anything to the contrary contained above,

(a)           the Pricing Level shall be set at Level IV in the table above (i) upon the occurrence and during the continuation of an Event of Default or (ii) if for any period, the Agent does not receive the Compliance Certificate described above for the period commencing on the date such Compliance Certificate was required to be delivered through the date on which such Compliance Certificate is actually received by the Agent; and

(b)           if it is subsequently determined that the Total Net Leverage Ratio set forth in any Compliance Certificate delivered to the Agent is inaccurate for any reason and the result thereof is that the Lenders received interest for any period based on a rate that is less than that which would have been applicable had the Total Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the Pricing Level for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the corrected Pricing Level for such period and any shortfall in the interest theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Total Net Leverage Ratio shall be deemed to be (and shall be) due and payable within five Business Days following demand therefor by the Agent."

Section 3.    Effectiveness.  The amendments to the Credit Agreement set forth in Section 2 of this Amendment shall be effective on the date that each of the following conditions precedent has been satisfied or waived by the Agent (the "Amendment Effective Date"):

(a)    the receipt by the Agent of executed counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor and each Lender;

(b)    each of the representations and warranties contained in Section 6 of this Amendment shall be true and correct in all respects;

(c)    on the date hereof and at the time of and immediately after the Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing; and

(d)    the Borrower shall have paid all reasonable and documented costs and out-of-pocket expenses, if any (including reasonable and documented fees and expenses of one counsel for the Agent and the Lenders, taken as a whole), of the Agent and the Lenders in connection with the preparation, negotiation and execution of this Amendment.

Section 4.    Costs and Expenses.  Without limiting the obligations of the Borrower under the Amended Credit Agreement, the Borrower agrees to pay or reimburse all of the Agent's reasonable and documented costs and out-of-pocket and expenses, if any (including reasonable and documented fees and expenses of one counsel for the Agent and the Lenders, taken as a whole), incurred in connection with the preparation, negotiation and execution of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 14.1 of the Amended Credit Agreement.

Section 5.    Consent and Affirmation of the Obligors.

(a)    Each Obligor (prior to and after giving effect to this Amendment) hereby consents to the amendments to the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Amended Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.  For greater certainty and without limiting the foregoing, each Obligor hereby confirms that the existing security interests granted by such Obligor in favor of the Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Obligors under the Amended Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.  Each Guarantor reaffirms and agrees that its guarantee of the obligations of the Obligors under the Amended Credit Agreement and the Loan Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(b)    Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement, the Amended Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Amended Credit Agreement.

Section 6.    Representations and Warranties.  The Borrower hereby represents and warrants, on and as of the date hereof and the Amendment Effective Date, that:

(a)    The execution, delivery and performance by each Obligor of this Amendment and the Amended Credit Agreement (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable; (iii) do not (A) contravene the Organic Documents of such Obligor, (B) violate or cause a default under any Applicable Law or Material Contract or (C) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of such Obligor.

(b)    This Amendment and the Amended Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

(c)    Each of the representations and warranties contained (i) in Article 9 of the Amended Credit Agreement and (ii) in any other Loan Document are true and correct in all material respects (provided that, any representation and warranty that is qualified by "materiality," "material adverse effect" or similar language are true and correct in all respects (after giving effect to any such qualification therein)) on and as of the date hereof and the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects (or if any such representation and warranty is qualified by "materiality," "material adverse effect" or similar language, are true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).

(d)    No Default or Event of Default has occurred and is continuing.

Section 7.    Course of Dealing; No Implied Waivers. This Amendment does not establish a course of dealing between the Obligors, on the one hand, and the Agent and the Lenders, on the other hand, and this Amendment shall therefor not operate as a waiver of any of the rights of the Agent or the Lenders under the Amended Credit Agreement or any other Loan Document.  No delay or omission on the part of the Agent or any Lender in exercising any right under the Amended Credit Agreement or any other Loan Document shall operate as a waiver of such right or any other right under the Amended Credit Agreement or any other Loan Document.  The Agent and the Lenders have not waived, and are not waiving, any Default that may exist on, or arise after, the date hereof.  This Amendment shall not be construed as a waiver of any right or remedy on any future occasion.

Section 8.    Reference to and Effect on the Credit Agreement.

(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b)    The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  This Amendment shall be a "Loan Document" for purposes of the definition thereof in the Credit Agreement.

(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 9.    Execution in Counterparts.  This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same agreement. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

Section 10.    Further Assurances. Each of the Obligors will, promptly upon the request of the Agent from time to time, execute, acknowledge, deliver, file and record all such instruments and notices, and take all such other action, as the Agent deems necessary or advisable to carry out the intent and purposes of this Amendment.

Section 11.    Governing Law.  THIS AMENDMENT, and all matters arising out of or relating to this amendment, shall be governed by the laws of the state of new york.

Section 12.       Headings.  Section and subsection headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration interpreting, this Amendment.

Section 13.       Severability.  If any provision of this Amendment shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Amendment shall continue in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

GUARANTORS:

CEJKA SEARCH, INC., a Delaware corporation

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

CROSS COUNTRY EDUCATION, LLC, a Delaware limited liability company

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

CROSS COUNTRY STAFFING, INC., a Delaware corporation

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

MDA HOLDINGS, INC., a Delaware corporation

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

CROSS COUNTRY PUBLISHING, LLC, a Delaware limited liability company

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

ASSIGNMENT AMERICA, LLC, a Delaware limited liability company

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

TRAVEL STAFF, LLC, a Delaware limited liability company

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

LOCAL STAFF, LLC, a Delaware limited liability company

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

MEDICAL DOCTOR ASSOCIATES, LLC, a Delaware limited liability company

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

CREDENT VERIFICATION AND LICENSING SERVICES, LLC, a Delaware limited liability company

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

OWS, LLC, a Delaware limited liability company

By:	/s/ William J. Burns
Name: William J. Burns
Title: Chief Financial Officer

AGENT:

BSP AGENCY, LLC, as Agent:

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: CFO – Capital Markets Group

LENDERS:

PROVIDENCE DEBT FUND III L.P., as a Lender:

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: CFO – Capital Markets Group

BENEFIT STREET PARTNERS SMA LM L.P., as a Lender:

By:	PECM Strategic Funding GP L.P.

By:	PECM Strategic Funding GP L.P.

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: CFO – Capital Markets Group

PECM STRATEGIC FUNDING L.P., as a Lender:

By:	/s/ Bryan Martoken
Name: Bryan Martoken
Title: CFO – Capital Markets Group